UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 3, 2004

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts  02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 3, 2004, Genzyme Corporation and Wyeth entered into an arrangement under which Genzyme will buy back from Wyeth the sales and marketing rights to Synvisc® (hylan G-F 20) in the United States, as well as Germany, Poland, Greece, Portugal and the Czech Republic (the “European Territories”).  Synvisc is a locally delivered viscosupplementation product that is used to treat pain due to osteoarthritis.  It is approved for use in the knee in the U.S., Canada and the European Union, and in the hip in Canada and the European Union.  The closing of the transaction is conditioned on the parties obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as the satisfaction of other customary closing conditions.  The agreements underlying this arrangement terminate in June 2012.

In exchange for the sales and marketing rights, Genzyme is obligated to make to Wyeth upfront cash payments totaling $121 million, as well as contingent payments that, depending on the level of Synvisc sales in the covered territories, could reach a maximum of $293.7 million in cash.  The payments are as follows:

•      A one time $99 million payment upon closing of the transaction;

•      A one time $22 million payment upon satisfactory completion of a 45 day transition period after closing;

•      A one time $60 million payment if Synvisc net sales in the United States, Canada and Mexico (in the event Genzyme re-acquires product rights in Mexico from a third-party partner) (the “North American Territories”) in any 12 month period between closing and June 2012 equals or exceeds $200 million;

•      Contingent payments equal to 30% of Synvisc net sales in the North American Territories until cumulative net sales of Synvisc reach $438 million;

•      Once cumulative net sales of Synvisc exceed $438 million, contingent payments at the reduced rate of 15% for the next $662 million of cumulative net sales of Synvisc in the North American Territories.  Contingent payments on sales in the North American Territories will end either when cumulative net sales of Synvisc surpass $1.1 billion, or June 30, 2012, whichever occurs first; and

•      Contingent payments equal to 5% of Synvisc net sales in the European Territories until cumulative net sales of Synvisc reach $60 million.  Contingent payments on sales in the European Territories will end either when cumulative net sales of Synvisc surpass $60 million, or June 30, 2012, whichever occurs first.

In connection with this arrangement, Genzyme has offered employment to Wyeth’s 95-person, Synvisc-dedicated U.S. sales force and its 10 district sales managers.  Genzyme and Wyeth currently co-promote Synvisc in the United States, and Genzyme already employs a 36-person U.S. sales team that is dedicated to Synvisc and Carticel® (autologous cultured chondrocytes), a cell therapy product used to repair injuries to articular knee cartilage that have not responded adequately to prior treatment.

Item 1.02  Termination of a Material Definitive Agreement

Upon entering into the arrangements described in Item 1.01 of this Current Report on Form 8-K, Genzyme and Wyeth terminated the following agreements:

•      United States Licensing Agreement, dated February 7, 1997, between Biomatrix and American Home Products Corporation (“AHP”).

•      International Licensing Agreement, dated February 7, 1997, between Biomatrix and AHP, as amended.

•      Supply Agreement, dated February 7, 1997, between Biomatrix and AHP, as amended.

•      Trademark License Agreement, dated February 7, 1997, between Biomatrix and AHP, as amended.

Wyeth previously held the sales and marketing rights to Synvisc in the United States and the European Territories under these agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: November 4, 2004	By:	/s/ Michael S. Wyzga
Michael S. Wyzga
Executive Vice President, Finance;
Chief Financial Officer; and
Chief Accounting Officer